Exhibit 99.1

BLACKROCK TCP CAPITAL CORP. ANNOUNCES 2022 FINANCIAL RESULTS INCLUDING FOURTH QUARTER NET INVESTMENT INCOME OF $0.40 PER SHARE; DECLARES FIRST QUARTER 2023 DIVIDEND OF $0.32 PER SHARE; 43 CONSECUTIVE QUARTERS OF DIVIDEND COVERAGE

SANTA MONICA, Calif., February 28, 2023 - BlackRock TCP Capital Corp. (“we,” “us,” “our,” “TCPC” or the “Company”), a business development company (NASDAQ: TCPC), today announced its financial results for the fourth quarter and year ended December 31, 2022 and filed its Form 10-K with the U.S. Securities and Exchange Commission.

FINANCIAL HIGHLIGHTS

•
Net investment income for the quarter ended December 31, 2022 was $23.0 million, or $0.40 per share on a diluted basis, which exceeded the dividend of $0.32 per share paid on December 30, 2022.
•
Net asset value per share was $12.93 at December 31, 2022 compared to $14.12 at September 30, 2022 and $14.36 at December 31, 2021.
•
Net decrease in net assets from operations for the quarter ended December 31, 2022 was $47.8 million, or $0.83 per share. Net decrease in net assets from operations for the year ended December 31, 2022 was $9.2 million, or $0.16 per share. The decrease in net assets from operations during the quarter ended December 31, 2022, was primarily from markdowns on three portfolio companies driven by company-specific events, in addition to overall market-based credit spread widening.
•
Total acquisitions during the quarter ended December 31, 2022 were $74.9 million and total dispositions were $75.4 million. Total acquisitions for the year ended December 31, 2022 were $338.3 million and total dispositions were $481.5 million.
•
As of December 31, 2022, loans on non-accrual status represented 2.0% of the portfolio at fair value and 4.2% at cost.
•
On December 15, 2022, our board of directors declared a special dividend of $0.05 per share, paid on January 12, 2023 to stockholders of record as of the close of business on December 29, 2022.
•
On February 28, 2023, our board of directors declared a first quarter dividend of $0.32 per share, payable on March 31, 2023 to stockholders of record as of the close of business on March 17, 2023.

“We generated robust net investment income in the fourth quarter and for all of 2022, drawing on our proven expertise and more than two decades of experience in direct lending, as well as the breadth and power of the BlackRock platform,” said Rajneesh Vig, BlackRock TCP Capital Corp. Chairman and CEO. “Our predominantly floating rate portfolio benefited from both rising base rates and wider spreads on new investments as volatility in the debt and equity markets created a more favorable investment landscape."

“We are not immune to market volatility, and in the fourth quarter we experienced a decline in NAV that was primarily due to a combination of market-based credit spread widening and lower valuations on three of our portfolio investments, driven by company specific developments. As we build and diversify the portfolio, we are unwavering in our commitment to our disciplined investment underwriting, and we remain highly selective, focusing on investments in resilient and less cyclical industries. Our continued long-term credit quality reflects this, and we believe our portfolio is well-positioned to deliver attractive risk-adjusted returns for our shareholders in a variety of market environments.” Vig added.

PORTFOLIO AND INVESTMENT ACTIVITY

As of December 31, 2022, our investment portfolio consisted of debt and equity positions in 136 portfolio companies with a total fair value of approximately $1.6 billion, 88.2% of which was senior secured debt. 75.6% of the total portfolio was first lien. Equity positions, which include equity interests in diversified portfolios of debt and lease assets, represented approximately 11.8% of the portfolio. 93.6% of our debt investments were floating rate, 94.9% of which had interest rate floors.

As of December 31, 2022, the weighted average annual effective yield of our debt portfolio was approximately 12.7%(1) and the weighted average annual effective yield of our total portfolio was approximately 11.9%, compared with 11.3% and 10.5%, respectively, as of September 30, 2022. Debt investments in three portfolio companies were on non-accrual status as of December 31, 2022, representing 2.0% of the portfolio at fair value and 4.2% at cost.

During the three months ended December 31, 2022, we invested approximately $74.9 million, primarily in 13 investments, comprised of 7 new and 6 existing portfolio companies. Of these investments, $63.9 million, or 85.3% of total acquisitions, was in senior secured loans, $8.8 million, or 11.7% of total acquisitions was in senior secured notes, and $2.2 million, or 3.0% of total acquisitions, was comprised primarily of equity investments. Additionally, we received approximately $75.4 million in proceeds from sales or repayments of investments during the three months ended December 31, 2022. New investments during the quarter had a weighted average effective yield of 12.2%. Investments we exited had a weighted average effective yield of 9.9%. We expect to continue to invest in senior secured loans, bonds and subordinated debt, as well as select equity investments, to obtain a high level of current income, with an emphasis on principal protection.

As of December 31, 2022, total assets were $1.7 billion, net assets were $746.8 million and net asset value per share was $12.93, as compared to $1.8 billion, $815.9 million, and $14.12 per share, respectively, as of September 30, 2022.

CONSOLIDATED RESULTS OF OPERATIONS

Total investment income for the three months ended December 31, 2022 was approximately $46.7 million, or $0.81 per share. Investment income for the three months ended December 31, 2022 included $0.03 per share from prepayment premiums and related accelerated original issue discount and exit fee amortization, $0.02 per share from recurring original issue discount and exit fee amortization, $0.05 per share from interest income paid in kind, $0.02 per share in dividend income and $0.01 per share of other income. This reflects our policy of recording interest income, adjusted for amortization of premiums and discounts, on an accrual basis. Origination, structuring, closing, commitment, and similar upfront fees received in connection with the outlay of capital are generally amortized into interest income over the life of the respective debt investment.

Total operating expenses for the three months ended December 31, 2022 were approximately $23.7 million, or $0.41 per share, including interest and other debt expenses of $10.5 million, or $0.18 per share, and incentive compensation from net investment income of $4.9 million, or $0.08 per share. Excluding incentive compensation, interest and other debt expenses, annualized fourth quarter expenses were 4.1% of average net assets.

Net investment income for the three months ended December 31, 2022 was approximately $23.0 million, or $0.40 per share. Net realized losses for the three months ended December 31, 2022 were $0.0 million, or $0.00 per share. Net unrealized losses for the three months ended December 31, 2022 were $70.8 million, or $1.22 per share. Net unrealized losses for the three months ended December 31, 2022 were primarily driven by $21.5 million in unrealized losses from Autoalert, $18.6 million in unrealized losses from Edmentum and $6.3 million in unrealized losses from Razor Group, as well as unrealized losses across the portfolio from widening market spreads during the period. Net decrease in net assets resulting from operations for the three months ended December 31, 2022 was $47.8 million, or $0.83 per share.

__________________________

(1) Weighted average annual effective yield includes amortization of deferred debt origination and end-of-term fees and accretion of original issue discount, but excludes market discount and any prepayment and make-whole fee income. The weighted average effective yield on our debt portfolio excludes any debt investments that are distressed or on non-accrual status.

LIQUIDITY AND CAPITAL RESOURCES

As of December 31, 2022, available liquidity was approximately $366.6 million, comprised of approximately $286.1 million in available capacity under our leverage program, $82.4 million in cash and cash equivalents, and $(1.9) million in net outstanding settlements of investments purchased.

The combined weighted-average interest rate on debt outstanding at December 31, 2022 was 3.90%.

Total debt outstanding at December 31, 2022 was as follows:

	Maturity	Rate		Carrying Value (1)	Available	Total Capacity
Operating Facility	2026	L+1.75%	(2)	$123,889,980	$176,110,020	$300,000,000	(3)
Funding Facility II	2025	L+2.00%	(4)	100,000,000	100,000,000	200,000,000	(5)
SBA Debentures	2024−2031	2.52%	(6)	150,000,000	10,000,000	160,000,000
2024 Notes ($250 million par)	2024	3.900%		248,997,527	—	248,997,527
2026 Notes ($325 million par)	2026	2.850%		326,174,734	—	326,174,734
Total leverage				949,062,241	$286,110,020	$1,235,172,261
Unamortized issuance costs				(5,056,427)
Debt, net of unamortized issuance costs				$944,005,814

(1)
Except for the 2024 Notes and the 2026 Notes, all carrying values are the same as the principal amounts outstanding.
(2)
As of December 31, 2022, $7.9 million of the outstanding amount bore interest at a rate of EURIBOR + 2.00% and $16.0 million of the outstanding amount bore interest at a rate of Prime + 1.00%.
(3)
Operating Facility includes a $100.0 million accordion which allows for expansion of the facility to up to $400.0 million subject to consent from the lender and other customary conditions.
(4)
Subject to certain funding requirements.
(5)
Funding Facility II includes a $50.0 million accordion which allows for expansion of the facility to up to $250.0 million subject to consent from the lender and other customary conditions.
(6)
Weighted-average interest rate, excluding fees of 0.35% or 0.36%.

On February 15, 2023, our board of directors re-approved our stock repurchase plan to acquire up to $50.0 million in the aggregate of our common stock at prices at certain thresholds below our net asset value per share, in accordance with the guidelines specified in Rule 10b-18 and Rule 10b5-1 of the Securities Exchange Act of 1934. During the three months and year ended December 31, 2022, no shares were repurchased.

RECENT DEVELOPMENTS

On February 28, 2023, our board of directors declared a first quarter dividend of $0.32 per share payable on March 31, 2023 to stockholders of record as of the close of business on March 17, 2023.

CONFERENCE CALL AND WEBCAST

BlackRock TCP Capital Corp. will host a conference call on Tuesday, February 28, 2023 at 1:00 p.m. Eastern Time (10:00 a.m. Pacific Time) to discuss its financial results. All interested parties are invited to participate in the conference call by dialing (844) 200-6205; international callers should dial (929) 526-1599. All participants should reference the access code 992207. For a slide presentation that we intend to refer to on the earnings conference call, please visit the Investor Relations section of our website (www.tcpcapital.com) and click on the Fourth Quarter 2022 Investor Presentation under Events and Presentations. The conference call will be webcast simultaneously in the investor relations section of our website at http://investors.tcpcapital.com/. An archived replay of the call will be available approximately two hours after the live call, through March 7, 2023. For the replay, please visit https://investors.tcpcapital.com/events-and-presentations or dial (866) 813-9403. For international replay, please dial (929) 458-6194. For all replays, please reference access code 078276.

BlackRock TCP Capital Corp.

Consolidated Statements of Assets and Liabilities

	December 31, 2022	December 31, 2021

Assets
Investments, at fair value:
Non-controlled, non-affiliated investments (cost of $1,474,146,428 and $1,637,897,868, respectively)	$1,402,764,659	$1,638,843,507
Non-controlled, affiliated investments (cost of $37,132,993 and $37,457,524, respectively)	69,089,697	97,207,404
Controlled investments (cost of $158,500,500 and $146,247,518, respectively)	137,733,285	105,087,211
Total investments (cost of $1,669,779,921 and $1,821,602,910, respectively)	1,609,587,641	1,841,138,122

Cash and cash equivalents	82,435,171	19,552,273
Interest, dividends and fees receivable	20,903,797	20,061,104
Deferred debt issuance costs	3,597,236	4,786,736
Receivable for investments sold	—	6,024,981
Prepaid expenses and other assets	2,826,004	2,666,111
Total assets	1,719,349,849	1,894,229,327

Liabilities
Debt (net of deferred issuance costs of $5,056,427 and $6,878,110, respectively)	944,005,814	1,012,461,340
Interest and debt related payables	9,260,738	10,863,683
Management fees payable	6,084,202	6,304,176
Incentive fees payable	4,883,575	3,742,443
Distributions payable	2,888,363	—
Payable for investments purchased	1,937,465	28,994,390
Reimbursements due to the Advisor	1,498,733	942,094
Accrued expenses and other liabilities	2,037,169	1,464,565
Total liabilities	972,596,059	1,064,772,691

Net assets	$746,753,790	$829,456,636

Composition of net assets applicable to common shareholders
Common stock, $0.001 par value; 200,000,000 shares authorized, 57,767,264 and 57,767,264 shares issued and outstanding as of December 31, 2022 and December 31, 2021, respectively	$57,767	$57,767
Paid-in capital in excess of par	967,890,570	966,409,911
Distributable earnings (loss)	(221,194,547)	(137,011,042)
Total net assets	746,753,790	829,456,636
Total liabilities and net assets	$1,719,349,849	$1,894,229,327
Net assets per share	$12.93	$14.36

BlackRock TCP Capital Corp.

Consolidated Statements of Operations

	Year Ended December 31,
	2022	2021	2020
Investment income
Interest income (excluding PIK):
Non-controlled, non-affiliated investments	$157,012,042	$143,005,804	$141,433,940
Non-controlled, affiliated investments	148,805	127,247	2,533,862
Controlled investments	7,710,565	6,678,789	6,378,826
PIK income:
Non-controlled, non-affiliated investments	7,899,134	5,839,520	7,554,503
Non-controlled, affiliated investments	—	—	3,757,086
Dividend income:
Non-controlled, non-affiliated investments	1,017,828	1,131,568	—
Non-controlled, affiliated investments	2,357,066	4,599,288	—
Controlled investments	3,794,889	2,110,976	2,473,865
Lease income:
Controlled investments	—	—	38,136
Other income:
Non-controlled, non-affiliated investments	881,611	449,021	4,660,979
Non-controlled, affiliated investments	180,520	1,163,495	3,272,529
Total investment income	181,002,459	165,105,708	172,103,726

Operating expenses
Interest and other debt expenses	39,358,896	40,988,760	41,237,035
Management fees	26,259,584	25,719,938	23,806,418
Incentive fees	18,759,613	17,726,879	15,314,201
Professional fees	1,767,652	1,715,244	1,841,097
Administrative expenses	1,760,905	1,851,420	2,159,788
Director fees	1,090,654	982,111	857,789
Insurance expense	638,006	615,901	700,321
Custody fees	339,886	325,239	413,533
Other operating expenses	2,589,090	2,637,102	2,551,562
Total operating expenses	92,564,286	92,562,594	88,881,744

Net investment income	88,438,173	72,543,114	83,221,982

Realized and unrealized gain (loss) on investments and foreign currency
Net realized gain (loss):
Non-controlled, non-affiliated investments	(29,278,589)	(2,257,955)	618,133
Non-controlled, affiliated investments	11,172,439	6,545,598	(6,260,913)
Controlled investments	(124,801)	—	129,950
Net realized gain (loss)	(18,230,951)	4,287,643	(5,512,830)

Net change in unrealized appreciation (depreciation):
Non-controlled, non-affiliated investments	(72,517,792)	13,083,276	(2,983,907)
Non-controlled, affiliated investments	(27,307,855)	53,937,566	44,680
Controlled investments	20,393,093	(3,854,536)	(958,524)
Net change in unrealized appreciation (depreciation)	(79,432,554)	63,166,306	(3,897,751)

Net realized and unrealized gain (loss)	(97,663,505)	67,453,949	(9,410,581)

Realized loss on extinguishment of debt	—	(6,206,289)	(2,436,913)

Net increase (decrease) in net assets resulting from operations	$(9,225,332)	$133,790,774	$71,374,488

Basic and diluted earnings (loss) per share	$(0.16)	$2.32	$1.23

Basic and diluted weighted average common shares outstanding	57,767,264	57,767,264	57,991,233

ABOUT BLACKROCK TCP CAPITAL CORP.

BlackRock TCP Capital Corp. (NASDAQ: TCPC) is a specialty finance company focused on direct lending to middle-market companies as well as small businesses. TCPC lends primarily to companies with established market positions, strong regional or national operations, differentiated products and services and sustainable competitive advantages, investing across industries in which it has significant knowledge and expertise. TCPC’s investment objective is to achieve high total returns through current income and capital appreciation, with an emphasis on principal protection. TCPC is a publicly-traded business development company, or BDC, regulated under the Investment Company Act of 1940 and is externally managed by its advisor, a wholly-owned, indirect subsidiary of BlackRock, Inc. For more information, visit www.tcpcapital.com.

FORWARD-LOOKING STATEMENTS

Prospective investors considering an investment in BlackRock TCP Capital Corp. should consider the investment objectives, risks and expenses of the company carefully before investing. This information and other information about the company are available in the company’s filings with the Securities and Exchange Commission (“SEC”). Copies are available on the SEC’s website at www.sec.gov and the company’s website at www.tcpcapital.com. Prospective investors should read these materials carefully before investing.

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation, changes in general economic conditions or changes in the conditions of the industries in which the company makes investments, risks associated with the availability and terms of financing, changes in interest rates, availability of transactions, and regulatory changes. Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements are included in the “Risk Factors” section of the company’s Form 10-K for the year ended December 31, 2022, and the company’s subsequent periodic filings with the SEC. Copies are available on the SEC’s website at www.sec.gov and the company’s website at www.tcpcapital.com. Forward-looking statements are made as of the date of this press release and are subject to change without notice. The company has no duty and does not undertake any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise.

SOURCE:

BlackRock TCP Capital Corp.

CONTACT

BlackRock TCP Capital Corp.

Katie McGlynn

310-566-1094

investor.relations@tcpcapital.com